Exhibit 10.5

WEBSITE PROS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

Section 1. INTRODUCTION.

The Website Pros, Inc. Executive Severance Benefit Plan (the “Plan”) was established effective April 6, 2005. The purpose of the Plan is to provide for the payment of severance benefits to certain executive employees of Website Pros, Inc. (the “Company”) upon the termination of their employment under specified circumstances. This Plan shall supersede any executive severance benefit plan, policy or practice previously maintained by the Company for any Eligible Employee (as defined in Section 2(a)(1) below). This Plan document is also the Summary Plan Description for the Plan.

Section 2. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the requirements set forth herein, the Company will grant severance benefits under the Plan to Eligible Employees.

(1) Definition of “Eligible Employee.” For purposes of this Plan, Eligible Employees shall be those employees of the Company who are approved for participation in the Plan by the Company’s Board of Directors (the “Board”) as listed in APPENDIX A hereto. The determination of whether an employee is an Eligible Employee shall be made by the Board, in its sole discretion, and such determination shall be binding and conclusive on all persons. If an employee who is deemed an Eligible Employee by the Board has an individually negotiated employment agreement with the Company relating to severance benefits that is in effect on his or her termination date, the provisions of that agreement relating to severance benefits shall be superseded by the terms of this Plan; provided, however, that all other remaining provisions of that agreement shall remain in effect.

(2) Release of Claims. To be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release in substantially the form attached hereto as EXHIBIT A, EXHIBIT B or EXHIBIT C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan if the employee is terminated for Cause (as defined herein) or the employee resigns without Good Reason (as defined herein), as determined by the Company in its sole discretion.

Section 3. AMOUNT OF BENEFIT.

(a) Termination without Cause or Resignation for Good Reason. If at any time the Company terminates an Eligible Employee’s employment without Cause (as defined

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herein), or the Eligible Employee resigns for Good Reason (as defined herein), the Company shall provide the Eligible Employee with the following severance benefits:

(1) A cash severance benefit in an amount equal to six (6) months of the Eligible Employee’s Base Salary (as defined herein), which shall be paid in the form of installments on the Company’s regular payroll dates for a period of six (6) months following the termination of the Eligible Employee’s employment;

(2) Acceleration of the vesting of the shares of common stock held by the Eligible Employee and shares of common stock subject to stock options then held by the Eligible Employee such that the shares that would have vested had the Eligible Employee remained employed by the Company for six (6) months following the termination of the Eligible Employee’s employment shall vest and become immediately exercisable as of the date of the Eligible Employee’s termination of employment, provided that the foregoing shall not be deemed to modify any provisions governing the Eligible Employee’s stock option grant(s) with respect to the post-termination exercise period and the term of such options; and

(3) Provided that the Eligible Employee is eligible to continue coverage under a health, dental, or vision plan sponsored by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) at the time of the Eligible Employee’s termination of employment and timely elects such continuation of coverage under COBRA, the Company will pay COBRA premiums on behalf of the Eligible Employee for a period of six (6) months following the termination of the Eligible Employee’s employment. Upon the conclusion of such period of insurance premium payments made by the Company, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment of any applicable insurance premiums will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays in accordance with the foregoing) will be applied in the same manner that such rules would apply in the absence of this Plan. For purposes of this Section 3(a)(3), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(b) Termination without Cause or Resignation for Good Reason Following a Change of Control. If the Company terminates an Eligible Employee’s employment without Cause, or the Eligible Employee resigns for Good Reason, at any time during the period commencing on the effective date of a Change of Control (as defined herein) and ending eighteen (18) months following the effective date of the Change of Control, then the Eligible Employee shall be entitled to the benefits set forth in Section 3(a); provided, however,

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that in lieu of the accelerated vesting set forth in Section 3(a)(2) above, the Company shall accelerate the vesting of the shares subject to the Eligible Employee’s stock option grant(s) such that fifty percent (50%) of the unvested shares shall be vested and exercisable immediately as of the date of the Eligible Employee’s termination of employment.

(c) Definitions.

(1) For purposes of this Plan, “Cause” shall mean (A) conviction of any felony or any crime involving moral turpitude or dishonesty; (B) perpetration of a material fraud or act of dishonesty against the Company; (C) in the event of a termination prior to a Change of Control, persistent, willful and material breach of the Eligible Employee’s duties that has not been cured within 30 days after written notice from the Company’s Board of Directors of such breach; or (D) material breach of any Proprietary Information and Inventions Agreement between the Eligible Employee and the Company that has not been cured within thirty (30) days after written notice from the Company’s Board of Directors, or has cause irreparable damage incapable of cure.

(2) For purposes of this Plan, “Good Reason” shall mean if (A) there is a material adverse change in the Eligible Employee’s position causing such position to be of materially reduced stature or responsibility, (B) a reduction of the Eligible Employee’s base compensation, or (C) the Eligible Employee is required to relocate his primary work location to a facility or location more than forty (40) miles from the primary work location on the date hereof, and within the 60-day period immediately following such material change or reduction the Eligible Employee elects to terminate his employment voluntarily.

(3) Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following in connection with which the Eligible Employee receives cash or readily marketable securities in exchange for all or substantially all of the Eligible Employee’s shares of capital stock of the Company: (A) a sale, lease or other disposition in one transaction or a series of transactions, of all or substantially all of the assets of the Company, (B) a merger or consolidation in which the Company is not the surviving entity or if the Company is the surviving entity, as a result of which the shares of the Company’s capital stock are converted into or exchanged for cash, securities of another entity, or other property, unless (in any case) the holders of the Company’s outstanding shares of capital stock immediately before such transaction own more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity immediately after the transaction, (C) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (D) the Company’s stockholders approve a plan or proposal to liquidate or dissolve the Company or (E) a person or group hereafter acquires beneficial ownership of more than fifty percent (50%) of the outstanding voting securities of the Company (all within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder).

(4) For purposes of calculating Plan benefits, “Base Salary” shall mean the Eligible Employee’s base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last

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regularly scheduled payroll period immediately preceding the Eligible Employee’s termination date.

(d) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) terminate as of the Eligible Employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

(e) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or (ii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.

Section 4. FORM OF BENEFIT.

All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee’s termination date or prior to the effective date of the release described in Section 2(a)(2). Notwithstanding Section 3(a)(1), the Company reserves the right to determine whether severance benefits under the Plan, if any, shall be paid in a single sum, in installments, or in any other form and to choose the timing of such payments; provided, however, that in the event that any of the benefits payable under the Plan to an Eligible Employee are determined by the Plan Administrator to constitute deferred compensation subject to Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, then the amount of such benefits so determined shall be payable to such Eligible Employee in a manner that complies with the requirements of Section 409A, which may include, without limitation, deferring the payment of such benefits for six (6) months after such Eligible Employee’s date of termination, provided, further, however, that nothing in this paragraph shall require the payment of benefits to such Eligible Employee earlier than they would otherwise be payable under this Plan.

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Section 5. REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company during the period of time in respect of which severance benefits pursuant to Section (3) have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

Section 6. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator (set forth in Section 11(d)) shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan (including Appendix A) or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or Chief Financial Officer of the Company.

Section 7. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed to (i) give any employee or other person any right to be retained in the employ of the Company or (ii) interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of Florida.

Section 9. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice

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of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to the Plan Administrator.

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished

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to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 9, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 11. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-3327894. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

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(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is the Plan Administrator.

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Website Pros, Inc.

12735 Gran Bay Parkway West

Building 200

Jacksonville, FL 32258

The Plan Sponsor’s and Plan Administrator’s telephone number is (904) 680-6600. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 12. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Website Pros, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

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(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 13. EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of April 6, 2005, the Company has caused its duly authorized officer to execute the same this 25th day of May, 2005.

WEBSITE PROS, INC.

By:	/s/ David Brown
David Brown
President and Chief Executive Officer

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For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Website Pros, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Website Pros, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law or to prohibit me for contesting a claim for indemnification made by the Company or any of the other persons released hereunder.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to

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For Employees Age 40 or Older

Individual Termination

consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Website Pros, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Website Pros, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law or to prohibit me for contesting a claim for indemnification made by the Company or any of the other persons released hereunder.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to

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For Employees Age 40 or Older

Group Termination

consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Website Pros, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Website Pros, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law or to prohibit me for contesting a claim for indemnification made by the Company or any of the other persons released hereunder.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

1.

For Employees Under Age 40

Individual and Group Termination

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

WEBSITE PROS, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

APPENDIX A

The Company’s Board of Directors has deemed the following executive employees to be eligible for severance benefits under the Website Pros, Inc. Executive Severance Benefit Plan (“Eligible Employees”):

Lisa Anteau

Darin Brannan

Tobias Dengel

Roseann Duran

Edward Hechter

Steve Raubenstine

Todd Walrath

Joel Williamson

1.